SECURITIES AND EXCHANGE COMMISSION

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO

SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

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☐ PRELIMINARY PROXY STATEMENT

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☐ DEFINITIVE PROXY STATEMENT

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COMPUCOM SYSTEMS, INC.

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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COMPUCOM SYSTEMS, INC.

7171 Forest Lane

Dallas, Texas 75230

Special Meeting of Stockholders

SUPPLEMENT DATED AUGUST 19, 2004

TO PROXY STATEMENT

DATED JULY 15, 2004

GENERAL INFORMATION

This supplement is being mailed to the stockholders of CompuCom Systems, Inc. (“CompuCom” or the “Company”) who are eligible to vote at the special meeting of the Company’s stockholders being held for the purposes set forth in the notice of special meeting of stockholders and accompanying proxy statement, which were first mailed to stockholders of the Company on July 22, 2004. All holders of record of the Company’s common stock and preferred stock at the close of business on July 13, 2004 are entitled to vote at the special meeting or any adjournment or postponement thereof. This supplement and accompanying proxy card are first being mailed to the Company’s stockholders on or about August 20, 2004.

Adjournment of Special Meeting

In order to permit stockholders sufficient time to review this supplement before it submits the special meeting proposals to a vote of the stockholders, the Company intends to convene the special meeting on August 19, 2004 as originally scheduled and adjourn the meeting until September 9, 2004 without a vote on any proposal. The special meeting proposals will be submitted to a vote of the stockholders at the adjourned meeting on September 9, 2004. Stockholders may vote on the proposals until the date and time of the adjourned meeting on September 9, 2004. STOCKHOLDERS WHO HAVE ALREADY VOTED ON THE PROPOSALS AND WHO WISH TO CHANGE THEIR VOTE ON ANY PROPOSAL SHOULD FOLLOW THE PROCEDURES DESCRIBED BELOW UNDER “VOTING AND REVOCABILITY OF PROXIES.” The special meeting will be initially convened on Thursday, August 19, 2004, at 1:00 p.m., local time at CompuCom’s headquarters at 7171 Forest Lane, Dallas, Texas 75230 and, in accordance with the planned adjournment, will be subsequently reconvened on Thursday, September 9, 2004 at 3:00 p.m., local time, at CompuCom’s headquarters at 7171 Forest Lane, Dallas, Texas 75230. References in this supplement to the special meeting are to the adjourned meeting.

Special Meeting Proposals

As discussed in more detail in the Company’s July 15, 2004 proxy statement, the special meeting has been called for stockholders to consider and vote upon the following matters:

•	A proposal to adopt the Agreement and Plan of Merger, dated as of May 27, 2004, by and among CompuCom Systems, Inc., CHR Holding Corporation (“Parent”) and CHR Merger Corporation, a direct wholly owned subsidiary of Parent (“Merger Subsidiary”), and approve the merger of Merger Subsidiary with and into CompuCom, with CompuCom continuing as the surviving corporation, as a wholly owned subsidiary of Parent, as such merger agreement may be amended from time to time. Pursuant to the merger agreement, at the effective time of the merger:

•	each outstanding share of our common stock will be converted into the right to receive $4.60 in cash, without interest; and

•	each outstanding share of our preferred stock will be converted into the right to receive $10.00 in cash, plus an amount equal to any accrued and unpaid dividends on each share, without interest.

•	Such other business as may properly come before the special meeting or any adjournment or postponement of the special meeting.

Stockholders are urged to read this supplement carefully together with the proxy statement. The information contained in this supplement replaces and supersedes any inconsistent information set forth in the proxy statement. Capitalized terms used but not defined in this supplement have the meanings set forth in the proxy statement.

VOTING AND REVOCABILITY OF PROXIES

Only holders of record of our common stock and preferred stock at the close of business on July 13, 2004, the record date for the special meeting, are entitled to notice of, and to vote at, the special meeting. On that date, there were 678 holders of record of our common stock and 50,344,325 shares of our common stock outstanding, of which 629,331 shares, or approximately 1.3% of our outstanding common stock on that date, were held by our directors and executive officers. On that date there was one holder of record of our preferred stock and 1,500,000 shares of preferred stock outstanding.

A proxy card for use at the special meeting is enclosed. The execution of a proxy will not affect a stockholder’s right to attend and vote in person at the special meeting.

NO ACTION IN CONNECTION WITH THIS SUPPLEMENT IS REQUIRED BY ANY STOCKHOLDER WHO HAS PREVIOUSLY DELIVERED A PROXY FOR USE AT THE SPECIAL MEETING AND WHO DOES NOT WISH TO REVOKE THAT PROXY OR CHANGE HIS VOTE.

A stockholder giving the proxy may revoke it by:

•	delivering to our corporate secretary at our corporate offices at 7171 Forest Lane, Dallas, Texas 75230, attention: Corporate Secretary, on or before the business day prior to the special meeting, a written revocation of the proxy or a later dated, signed proxy card;

•	delivering a written revocation or a later dated, signed proxy card to us at the special meeting prior to the taking of the vote on the matters to be considered at the special meeting;

•	attending the special meeting and voting in person; or

•	if you have instructed a broker to vote your shares, following the directions received from your broker to change those instructions.

Revocation of the proxy will not affect any vote previously taken. Attendance at the special meeting will not in itself constitute the revocation of a proxy; you must vote in person at the special meeting to revoke a previously delivered proxy.

Our board of directors is not currently aware of any business to be brought before the special meeting other than that described in the proxy statement and this supplement. However, if other matters are properly presented, the persons named as proxies will vote using their judgment on those matters.

RECENT DEVELOPMENTS

Litigation Regarding the Merger

As set forth in the proxy statement, on May 28, 2004, June 1, 2004 and June 10, 2004, three substantially similar complaints were filed in the Court of Chancery of the State of Delaware (the “Court”) by purported stockholders of CompuCom allegedly on behalf of a class of holders of CompuCom’s common stock. By order dated July 22, 2004, these three actions were consolidated for all purposes. On July 27, 2004, plaintiffs filed an amended class action complaint under the caption of one of the three actions (Central Laborers’ Pension Fund v. CompuCom Systems, Inc., et. al., C.A. No. 499-N) (the “Amended Complaint”) that names as defendants CompuCom, its directors, and Safeguard Scientifics, Inc. (“Safeguard”). The Amended Complaint alleges that CompuCom, its directors, and Safeguard breached fiduciary duties in connection with the merger agreement described in the proxy statement and aided and abetted one another in the course of committing the alleged breach. Among other things, the Amended Complaint alleges that the defendants failed to obtain the best transaction reasonably available and diverted merger consideration from CompuCom’s minority stockholders to Safeguard and CompuCom’s directors and certain of its officers. It is also alleged that CompuCom failed to disclose, or only partially disclosed, certain matters in the proxy statement.

The Amended Complaint seeks (i) an injunction against the proposed transaction, (ii) an order invalidating the proposed transaction in the event it is consummated, (iii) an order directing CompuCom’s directors to obtain a transaction that is in the best interests of all of its stockholders and to disclose all material information to stockholders in connection with any transaction and (iv) the imposition of a constructive trust, in favor of plaintiffs, upon any benefits improperly received by defendants.

On July 27, 2004, plaintiffs filed a motion for expedited proceedings and discovery in connection with the injunctive relief sought and requested that a preliminary injunction hearing be held before August 19, 2004, the date of the special meeting of the stockholders of CompuCom. Defendants filed their opposition to the motion on July 28, 2004. On July 29, 2004, the Court denied plaintiffs’ motion.

The Company believes that all of plaintiffs’ claims are without merit, including their claims that the proxy statement as originally distributed fails to disclose or only partially discloses certain purportedly material information. The Company believes that the information plaintiffs allege the Company should have disclosed (i) is not required to be disclosed under the federal securities laws or under state law and (ii) is not material as a matter of law or in the context of the matters to be considered in connection with the special meeting. Nevertheless, to avoid any argument that the proxy statement should have included factual information on the issues identified by plaintiffs, the Company is providing the following supplemental information.

Background Facts Concerning Certain Members of Our Special Committee

The following background facts concerning certain members of the special committee are provided in connection with your consideration of the actions of the special committee and the recommendation of our board of directors with respect to the merger agreement and the merger:

•	Michael J. Emmi, who joined the special committee on February 18, 2004, was a director of Safeguard from September 26, 1998 to May 22, 2002. As a director of Safeguard, he received certain publicly disclosed annual cash payments and options to purchase shares of Safeguard common stock.

•	John D. Loewenberg, who joined the special committee on February 18, 2004, served, at the request of the founder and controlling stockholder of Diamond Technology Partners Incorporated (“DTP”), as a director of DTP and its successor by merger in 2000, DiamondCluster International, Inc. (“DCI”), from late 1996 through early 2003. Safeguard held a significant non-controlling interest in DTP prior to the initial public offering of DTP in 1997, and divested its DTP holdings entirely in 1999. As compensation for serving as a director of DTP (and subsequently DCI), Mr. Loewenberg received an annual grant of options to purchase 10,000 DTP/DCI shares with an exercise price equal to the fair market value at the date of grant. He also received and exercised the right to purchase up to 6,000 shares of DTP common stock at the offering price in DTP’s 1997 initial public offering.

•	Mr. Loewenberg has served as a director of DocuCorp International, Inc. (“DocuCorp”) since May 1997. Safeguard held a significant non-controlling interest in DocuCorp from 1997 until June 2003, at which time it sold its remaining holdings of DocuCorp common stock. As compensation for serving as a director, Mr. Loewenberg has received, during his seven year tenure on the DocuCorp board, options to purchase an aggregate of 82,500 shares of DocuCorp, each with an exercise price equal to the fair market value at the date of grant. Mr. Loewenberg has not exercised any of these options. For his service as a director in 2002 and 2003, Mr. Loewenberg received $2,500 per year plus either $10,000 or its equivalent in DocuCorp stock. He elected stock and received 2,206 shares as a result. He expects to receive that same compensation again in 2004 and has elected to receive stock. Mr. Loewenberg also purchased 5,000 shares in DocuCorp’s initial public offering in April 1998 at the offering price of $5.00 per share. Mr. Loewenberg served, on the recommendation of Warren Musser (then the Chief Executive Officer of Safeguard), as the acting Chief Executive Officer of FormMaker Software, Inc. (“FormMaker”) for seven months prior to its merger with Image Sciences, Inc. (“ISI”) to become DocuCorp in 1997. As compensation for serving as acting Chief Executive Officer of FormMaker, Mr. Loewenberg received options to purchase shares of FormMaker that, upon the merger of FormMaker and ISI into DocuCorp, were converted into options to purchase shares of DocuCorp. As a result of these transactions, Mr. Loewenberg currently owns 30,359 shares of DocuCorp.

•	Mr. Loewenberg served, on the recommendation of Warren Musser, on the board of directors of Sanchez Computer Associates (“Sanchez”) from November 1996 until his resignation in early 2003. Safeguard held a significant non-controlling interest in Sanchez from 1996 until April 2004, when Sanchez was acquired by Fidelity National Financial, Inc. (“FNF”). As compensation for serving as a director of Sanchez, Mr. Loewenberg received annually options to purchase 10,000 shares of Sanchez with an exercise price equal to the fair market value at the date of grant. He also received, in 2002, 2,906 shares in lieu of cash compensation, and, in 2003, a cash payment of $10,000. He also purchased shares of Sanchez through a rights offering made to Safeguard shareholders in November 1996. At the time of the acquisition of Sanchez by FNF in April 2004, Mr. Loewenberg owned 27,806 shares of Sanchez, all of which were exchanged for FNF common stock.

•	As compensation for serving as an advisor to Safeguard, Mr. Loewenberg received an option in 1996 to purchase 15,000 shares of common stock of Safeguard at an exercise price of $13.2917 per share. Mr. Loewenberg exercised 7,500 of these options in April 1999, and the remainder remain unexercised and will expire by their terms in October 2004.

•	Anthony J. Paoni served as an outside director of Arista Knowledge Systems, Inc. (“Arista”) from early 1998 until Arista was sold to DigitalThink, Inc. (“DigitalThink”) in July 2000. Safeguard held a 45% ownership interest in Arista at the time of its sale to DigitalThink. As compensation for serving as a director of Arista, Mr. Paoni received options to purchase shares of Arista common stock, with an exercise price equal to the fair market value at the date of grant. None of these options were exercised. Mr. Paoni currently holds options to purchase 1,177 shares of DigitalThink.

•	Mr. Paoni served, at the request of the founder and controlling stockholder of DTP, as a Fellow of DTP (and later DCI) from 1996 until 2001. The Fellows are various individuals who are available to consult with DTP’s clients when their expertise is needed. As compensation for serving as a Fellow, Mr. Paoni received, prior to DTP’s 1997 initial public offering, options to purchase 10,000 shares of DTP. Mr. Paoni became a client relations partner and Vice Chairman of DCI in April 2001, after Safeguard had divested its DCI holdings in 1999. The Vice Chairmanship position does not include serving on the board of directors or any other governance role.

•

Edward N. Patrone, Richard F. Ford, Michael J. Emmi, John D. Loewenberg, and Anthony J. Paoni, all of whom are currently members of the special committee, from time to time between May 1993 and April 2000, each purchased, or were given the opportunity to purchase, shares in the initial public offerings of several or most of the following companies in which Safeguard held a significant equity interest: Artemis International Solutions Corporation (f/k/a Opus360 Corporation), Cambridge

Technology Partners (Massachusetts), Inc., Coherent Communications Systems Corporation, ChromaVision Medical Systems, Inc., DocuCorp, DTP, eMerge Interactive, Inc., Internet Capital Group, Inc., OAO Technology Solutions, Inc., Pac-West Telecomm, Inc., Sanchez, and USDATA Corporation.

•	Mr. Ford has a son who is a non-management employee of the Company.

Background of the Merger

The proxy statement is supplemented to add the following disclosure concerning the Background of the Merger:

•	Platinum Equity, LLC (“Platinum”) never discussed with CompuCom the synergies, if any, which Platinum expected to realize from the merger.

•	CompuCom ultimately elected not to pursue the repurchase of the shares of its stock owned by Safeguard due to several factors, including an inability to agree upon mutually acceptable terms of such a repurchase with Safeguard, difficulties in obtaining the requisite financing for such a repurchase on acceptable terms, the effects of such indebtedness and cash expenditure on CompuCom’s ongoing liquidity and the fact that the resulting leverage and increased balance sheet risk would limit CompuCom’s ability to obtain the required capital to make the acquisitions considered necessary to implement CompuCom’s growth strategy.

•	With respect to the efforts of CompuCom and Broadview to identify other possible purchasers in the weeks preceding the signing of the merger agreement, five potential purchasers who had previously expressed an interest in a possible transaction with CompuCom were contacted again. One such potential purchaser failed to respond, and the remainder of these entities responded that they were either not interested in a possible transaction or indicated potential interest in a transaction that would not provide value to CompuCom’s stockholders comparable to the Platinum proposal.

Projected Financial Information

The proxy statement is supplemented to add the following disclosure concerning the Projected Financial Information:

Safeguard’s July 15, 2004 proxy statement relating to the Safeguard special meeting disclosed that its financial adviser, Robert W. Baird & Co. Incorporated, used a discounted cash flow methodology as part of its valuation analysis, which utilized projections of the unlevered free cash flows of CompuCom from 2004 through 2008. Although CompuCom provided Baird with the same internal financial projections through December 31, 2004 that were included in the proxy statement and prepared in May 2004 and provided by CompuCom to its advisors and Platinum, any other projections Baird used were neither prepared by, nor provided to, CompuCom or its advisors.

BOTH OUR BOARD OF DIRECTORS AND THE SPECIAL COMMITTEE OF OUR BOARD OF DIRECTORS CONTINUE TO RECOMMEND THAT YOU VOTE “FOR” ADOPTION OF THE MERGER AGREEMENT AND APPROVAL OF THE MERGER.

By Order of the Board of Directors

/S/    M. LAZANE SMITH

M. Lazane Smith

Secretary

This proxy statement supplement is dated August 19, 2004 and is first being mailed to stockholders on or about August 20, 2004.

THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF THIS TRANSACTION NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.